EXHIBIT 99.1

EOG Resources, Inc.	P.O. Box 4362, Houston, TX 77210-4362
News Release
For Further Information Contact:	Investors
Cedric W. Burgher
(713) 571-4658
David J. Streit
(713) 571-4902
W. John Wagner
(713) 571-4404

Media and Investors
Kimberly M. Ehmer
(713) 571-4676

EOG Resources Reports Fourth Quarter and Full Year 2016 Results and Announces 2017 Capital Program

•	Exceeds High-end of Fourth Quarter and Full Year 2016 Crude Oil Production Targets

•	Beats Fourth Quarter and Full Year 2016 Targets for Lease and Well, Transportation and DD&A Expenses

•	Achieves Record Capital Efficiency Gains in 2016

•	Replaces 163 Percent of 2016 Production at Low Finding Cost of $5.22/Boe (Excluding Price Revisions) and Increases Total Net Proved Reserves by 1.4 Percent in 2016

•	Targets 18 Percent Crude Oil Production Growth for 2017 within Cash Flow at Flat $50 Oil

•	Forecasts Flat to Lower Well Costs in 2017

FOR IMMEDIATE RELEASE: Monday, February 27, 2017

HOUSTON - EOG Resources, Inc. (EOG) today reported a fourth quarter 2016 net loss of $142.4 million, or $0.25 per share. This compares to a fourth quarter 2015 net loss of $284.3 million, or $0.52 per share. For full year 2016, EOG reported a net loss of $1.1 billion, or $1.98 per share, compared to a net loss of $4.5 billion, or $8.29 per share, for the full year 2015.
Adjusted non-GAAP net loss for the fourth quarter 2016 was $6.7 million, or $0.01 per share, compared to adjusted non-GAAP net loss of $149.5 million, or $0.27 per share, for the same prior year period. Adjusted non-GAAP net loss for the full year 2016 was $892.6 million, or $1.61 per share, compared to adjusted non-GAAP net income of $33.9 million, or $0.06 per share, for the full year 2015. Adjusted non-GAAP net income (loss) is calculated by matching hedge realizations to settlement months and making certain other adjustments in order to exclude non-recurring and certain other items. For a reconciliation of non-GAAP measures to GAAP measures, please refer to the attached tables.
Higher crude oil, NGL and natural gas prices, significant well productivity improvements, and lease and well cost reductions resulted in increases in adjusted non-GAAP net income, discretionary cash flow and EBITDAX for the fourth quarter 2016 compared to the fourth quarter 2015. For a reconciliation of non-GAAP measures to GAAP measures, please refer to the attached tables.

Operational Highlights
Tremendous capital efficiency improvements in 2016 offset the impact of a significant reduction in capital expenditures resulting from low oil prices. 2016 total company crude oil and condensate volumes declined less than one percent to 282,500 barrels of oil per day (Bopd) while exploration and development expenditures (excluding acquisitions) decreased 42 percent compared to 2015. Increased development activity and significant well productivity improvements drove substantial volume increases in the Delaware Basin, with additional growth from the Powder River and DJ Basins. These contributions were offset by volume declines in the Bakken and Eagle Ford resulting from lower activity levels. Natural gas liquids volumes grew 6 percent while natural gas volumes decreased 7 percent primarily due to natural decline and the sale of the company’s Barnett and Haynesville Shale dry gas assets. Compared to the same prior year period, lease and well expenses decreased 20 percent and transportation expenses decreased 8 percent, both on a per-unit basis. Total operating costs, which includes lease and well, transportation, gathering and processing, and general and administrative expenses, were down 15 percent year over year.
“EOG achieved near company-record returns on new capital in 2016 in spite of the lowest crude oil prices in 13 years,” said William R. “Bill” Thomas, Chairman and Chief Executive Officer. “Through continued improvements in well productivity, cost reductions and expanded resource potential, EOG is positioned to excel as crude oil prices continue to recover. More than ever, EOG continues to lead the industry through its innovative technology and disciplined culture.”

2017 Capital Plan
EOG’s 2017 plan is designed to maximize returns and grow crude oil volumes while maintaining a strong balance sheet through disciplined spending. EOG expects to grow total company crude oil volumes by 18 percent, assuming investment and dividend payments within cash flow at a $50 average oil price.
Capital expenditures for 2017 are expected to range from $3.7 to $4.1 billion, including production facilities and gathering, processing and other expenditures, and excluding acquisitions. The company expects to complete approximately 480 net wells in 2017, compared to 445 net wells in 2016. EOG anticipates flat to lower completed well costs in 2017 versus 2016 levels as continued efficiencies and service contract expirations are expected to offset potential cost increases.

Capital will be allocated primarily to EOG’s highest rate-of-return oil assets in the Eagle Ford, Delaware Basin, Rockies and the Bakken. After reducing the drilled uncompleted well inventory to a normal operating level in 2016, the company will increase its focus on its 6,000 remaining premium drilling locations. EOG is capable of delivering very strong rates of return in the current commodity price environment through premium drilling combined with the company’s expectations that well costs will remain flat or lower in 2017. Premium inventory includes wells with a direct after-tax rate of return of at least 30 percent assuming $40 flat crude oil prices.
“EOG’s goal during the last two years was to exit the industry downturn in better shape than when we entered it,” Thomas said. “We clearly accomplished that goal with spectacular improvements in all facets of the business. We made major technology advances in our proprietary well targeting, completion designs, drilling practices and production operations. EOG is now set to resume strong oil growth within cash flow.”

Delaware Basin
In the fourth quarter 2016, EOG continued active development of its world-class position in the Delaware Basin. EOG integrated the assets acquired in the Yates transaction and further optimized its proprietary well targeting methods across its expanded position of 416,000 net acres.
EOG completed 17 wells in the Delaware Basin Wolfcamp in the fourth quarter with an average treated lateral length of 4,900 feet per well and average 30-day initial production rates per well of 2,405 barrels of oil equivalent per day (Boed), or 1,595 Bopd, 365 barrels per day (Bpd) of natural gas liquids (NGLs) and 2.7 million cubic feet per day (MMcfd) of natural gas. In Lea County, N.M., EOG completed the Endurance 36 State Com #705H and #706H with an average treated lateral length of 7,000 feet per well and average 30-day initial production rates per well of 2,495 Bopd, 505 Bpd of NGLs and 3.7 MMcfd of natural gas.
In the Delaware Basin Bone Spring, EOG completed three wells in the fourth quarter with an average treated lateral length of 4,400 feet per well and average 30-day initial production rates per well of 1,680 Boed, or 1,280 Bopd, 180 Bpd of NGLs and 1.3 MMcfd of natural gas. In Lea County, N.M., EOG completed the Della 29 Fed Com #602H with a treated lateral of 4,500 feet and 30-day initial production rates of 1,905 Bopd, 225 Bpd of NGLs and 1.7 MMcfd of natural gas. This well is six miles north of EOG’s next closest Bone Spring well.
In the Delaware Basin Leonard, EOG completed eight wells in the fourth quarter with an average treated lateral length of 4,600 feet per well and average 30-day initial production rates per well of 1,745 Boed, or 985 Bopd, 345 Bpd of NGLs and 2.5 MMcfd of natural gas. In Lea County, N.M., EOG completed the Leghorn 32 State #201H with a treated lateral of 4,500 feet and 30-day initial production rates of 2,550 Bopd, 480 Bpd of NGLs and 3.6 MMcfd of natural gas. This well is 12 miles north of EOG’s next closest Leonard well.

South Texas Eagle Ford
EOG continued to achieve strong well results and efficiencies in the South Texas Eagle Ford in the fourth quarter 2016. For the full year 2016, crude oil production declined just 8 percent year-over-year, despite a 28 percent reduction in the number of well completions.
In the fourth quarter, EOG completed 75 wells in the Eagle Ford with an average treated lateral length of 5,700 feet per well and average 30-day initial production rates per well of 1,190 Boed, or 990 Bopd, 85 Bpd of NGLs and 0.7 MMcfd of natural gas. The fourth quarter 2016 completions in the Eagle Ford included 45 wells that were drilled prior to 2016.

South Texas Austin Chalk
EOG continued to test its position in the South Texas Austin Chalk, which lies above the South Texas Eagle Ford. In the fourth quarter, EOG completed nine wells in the Austin Chalk with an average treated lateral length of 4,100 feet per well and average 30-day initial production rates per well of 1,975 Boed, or 1,475 Bopd, 220 Bpd of NGLs and 1.7 MMcfd of natural gas.

Rockies and the Bakken
During the fourth quarter, EOG significantly reduced its inventory of drilled uncompleted wells in the Rockies and the Bakken.
In the Powder River Basin, EOG completed three wells in the fourth quarter with average 30-day initial production rates per well of 2,155 Boed, or 1,810 Bopd, 135 Bpd of NGLs and 1.3 MMcfd of natural gas.
In the North Dakota Bakken, EOG completed 34 wells in the fourth quarter with average 30-day initial production rates per well of 820 Boed, or 715 Bopd, 55 Bpd of NGLs and 0.3 MMcfd of natural gas. The fourth quarter 2016 completions in the Bakken included 31 wells that were drilled prior to 2016.

Reserves
At year-end 2016, total company net proved reserves were 2,147 million barrels of oil equivalent (MMBoe), comprised of 55 percent crude oil and condensate, 19 percent NGLs and 26 percent natural gas. Net proved reserve additions from all sources excluding revisions due to price replaced 163 percent of EOG’s 2016 production at a finding and development cost of $5.22 per barrel of oil equivalent. Revisions due to price reduced net proved reserves by 101 MMBoe and asset divestitures decreased net proved reserves by 168 MMBoe. Total company net proved reserves increased 1.4 percent in 2016 as proved reserve additions from drilling activities and revisions other than price offset the impact of asset divestitures and declines in commodity prices. (For more reserves detail and a reconciliation of non-GAAP measures to GAAP measures, please refer to the attached tables.)
For the 29th consecutive year, internal reserves estimates were within 5 percent of estimates independently prepared by DeGolyer and MacNaughton.

Hedging Activity
For the period January 1 through June 30, 2017, EOG has crude oil financial price swap contracts in place for 35,000 Bopd at a weighted average price of $50.04 per barrel.
For the period March 1 through November 30, 2017, EOG has natural gas financial price swap contracts in place for 30,000 million British thermal units (MMBtu) per day at a weighted average price of $3.10 per MMBtu. For the period March 1 through November 30, 2018, EOG has natural gas financial price swap contracts in place for 35,000 MMBtu per day at a weighted average price of $3.00 per MMBtu.
For the period March 1 through November 30, 2017, EOG sold natural gas call option contracts for 213,750 MMBtu per day at an average strike price of $3.44 per MMBtu. For the period March 1 through November 30, 2018, EOG sold natural gas call option contracts for 120,000 MMBtu per day at an average strike price of $3.38 per MMBtu.
For the period March 1 through November 30, 2017, EOG purchased natural gas put option contracts for 171,000 MMBtu per day at an average strike price of $2.92 per MMBtu. For the period March 1 through November 30, 2018, EOG purchased natural gas put option contracts for 96,000 MMBtu per day at an average strike price of $2.94 per MMBtu.
For the period March 1 through November 30, 2017, EOG has natural gas collar contracts for 80,000 MMBtu per day at an average ceiling price of $3.69 per MMBtu and an average floor price of $3.20 per MMBtu.
A comprehensive summary of crude oil and natural gas derivative contracts is provided in the attached tables.

Capital Structure and Asset Sales
At December 31, 2016, EOG’s total debt outstanding was $7.0 billion with a debt-to-total capitalization ratio of 33 percent. Considering cash on the balance sheet of $1.6 billion at the end of the fourth quarter, EOG’s net debt was $5.4 billion with a net debt-to-total capitalization ratio of 28 percent. For a reconciliation of non-GAAP measures to GAAP measures, please refer to the attached tables.

Proceeds from asset sales for the full year 2016 totaled $1.1 billion, which includes $662 million of proceeds from sales made during the fourth quarter 2016. Associated production of the divested assets in 2016 at the time of each respective sale was an aggregate 220 MMcfd of natural gas, 4,000 Bopd and 8,800 Bpd of NGLs (this was partially offset by the full year impact of acquired production from the Yates transaction of 2,900 Bopd, 150 Bpd of NGLs and 20 MMcfd of natural gas).

Dividend
The board of directors declared a dividend of $0.1675 per share on EOG’s Common Stock, payable April 28, 2017, to stockholders of record as of April 13, 2017. The indicated annual rate is $0.67 per share.

Conference Call February 28, 2017
EOG’s fourth quarter and full year 2016 results conference call will be available via live audio webcast at 9 a.m. Central time (10 a.m. Eastern time) on Tuesday, February 28, 2017. To access the live audio webcast and related presentation materials, log on to the Investors Overview page on the EOG website at http://investors.eogresources.com/overview.
EOG Resources, Inc. is one of the largest independent (non-integrated) crude oil and natural gas companies in the United States with proved reserves in the United States, Trinidad, the United Kingdom and China. EOG Resources, Inc. is listed on the New York Stock Exchange and is traded under the ticker symbol "EOG." For additional information about EOG, please visit www.eogresources.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements and projections regarding EOG's future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production, costs and asset sales, statements regarding future commodity prices and statements regarding the plans and objectives of EOG's management for future operations, are forward-looking statements. EOG typically uses words such as "expect," "anticipate," "estimate," "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or the negative of those terms or other variations or comparable terminology to identify its forward-looking statements. In particular, statements, express or implied, concerning EOG's future operating results and returns or EOG's ability to replace or increase reserves, increase production, reduce or otherwise control operating and capital costs, generate income or cash flows or pay dividends are forward-looking statements. Forward-looking statements are not guarantees of performance. Although EOG believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, EOG's forward-looking statements may be affected by known, unknown or currently unforeseen risks, events or circumstances that may be outside EOG's control. Important factors that could cause EOG's actual results to differ materially from the expectations reflected in EOG's forward-looking statements include, among others:

•	the timing, extent and duration of changes in prices for, supplies of, and demand for, crude oil and condensate, natural gas liquids, natural gas and related commodities;

•	the extent to which EOG is successful in its efforts to acquire or discover additional reserves;

•
the extent to which EOG is successful in its efforts to economically develop its acreage in, produce reserves and achieve anticipated production levels from, and maximize reserve recovery from, its existing and future crude oil and natural gas exploration and development projects;

•	the extent to which EOG is successful in its efforts to market its crude oil and condensate, natural gas liquids, natural gas and related commodity production;

•	the availability, proximity and capacity of, and costs associated with, appropriate gathering, processing, compression, transportation and refining facilities;

•
the availability, cost, terms and timing of issuance or execution of, and competition for, mineral licenses and leases and governmental and other permits and rights-of-way, and EOG’s ability to retain mineral licenses and leases;

•
the impact of, and changes in, government policies, laws and regulations, including tax laws and regulations; environmental, health and safety laws and regulations relating to air emissions, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and use of water; laws and regulations imposing conditions or restrictions on drilling and completion operations and on the transportation of crude oil and natural gas; laws and regulations with respect to derivatives and hedging activities; and laws and regulations with respect to the import and export of crude oil, natural gas and related commodities;

•
EOG's ability to effectively integrate acquired crude oil and natural gas properties into its operations, fully identify existing and potential problems with respect to such properties and accurately estimate reserves, production and costs with respect to such properties;

•	the extent to which EOG's third-party-operated crude oil and natural gas properties are operated successfully and economically;

•	competition in the oil and gas exploration and production industry for the acquisition of licenses, leases and properties, employees and other personnel, facilities, equipment, materials and services;

•	the availability and cost of employees and other personnel, facilities, equipment, materials (such as water) and services;

•	the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may therefore be imprecise;

•
weather, including its impact on crude oil and natural gas demand, and weather-related delays in drilling and in the installation and operation (by EOG or third parties) of production, gathering, processing, refining, compression and transportation facilities;

•
the ability of EOG's customers and other contractual counterparties to satisfy their obligations to EOG and, related thereto, to access the credit and capital markets to obtain financing needed to satisfy their obligations to EOG;

•
EOG's ability to access the commercial paper market and other credit and capital markets to obtain financing on terms it deems acceptable, if at all, and to otherwise satisfy its capital expenditure requirements;

•	the extent to which EOG is successful in its completion of planned asset dispositions;

•	the extent and effect of any hedging activities engaged in by EOG;

•
the timing and extent of changes in foreign currency exchange rates, interest rates, inflation rates, global and domestic financial market conditions and global and domestic general economic conditions;

•	political conditions and developments around the world (such as political instability and armed conflict), including in the areas in which EOG operates;

•	the use of competing energy sources and the development of alternative energy sources;

•	the extent to which EOG incurs uninsured losses and liabilities or losses and liabilities in excess of its insurance coverage;

•	acts of war and terrorism and responses to these acts;

•	physical, electronic and cyber security breaches; and

•
the other factors described under ITEM 1A, Risk Factors, on pages 13 through 22 of EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and any updates to those factors set forth in EOG's subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In light of these risks, uncertainties and assumptions, the events anticipated by EOG's forward-looking statements may not occur, and, if any of such events do, we may not have anticipated the timing of their occurrence or the duration and extent of their impact on our actual results. Accordingly, you should not place any undue reliance on any of EOG's forward-looking statements. EOG's forward-looking statements speak only as of the date made, and EOG undertakes no obligation, other than as required by applicable law, to update or revise its forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose not only “proved” reserves (i.e., quantities of oil and gas that are estimated to be recoverable with a high degree of confidence), but also “probable” reserves (i.e., quantities of oil and gas that are as likely as not to be recovered) as well as “possible” reserves (i.e., additional quantities of oil and gas that might be recovered, but with a lower probability than probable reserves). Statements of reserves are only estimates and may not correspond to the ultimate quantities of oil and gas recovered. Any reserve estimates provided in this press release that are not specifically designated as being estimates of proved reserves may include "potential" reserves and/or other estimated reserves not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. Investors are urged to consider closely the disclosure in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, available from EOG at P.O. Box 4362, Houston, Texas 77210-4362 (Attn: Investor Relations). You can also obtain this report from the SEC by calling 1-800-SEC-0330 or from the SEC's website at www.sec.gov. In addition, reconciliation and calculation schedules for non-GAAP financial measures can be found on the EOG website at www.eogresources.com.
###

EOG RESOURCES, INC. Financial Report (Unaudited; in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net Operating Revenues	$2,402	$1,796.8	$7,650.6	$8,757.4
Net Loss	$(142.4)	$(284.3)	$(1,096.7)	$(4,524.5)
Net Loss Per Share
Basic	$(0.25)	$(0.52)	$(1.98)	$(8.29)
Diluted	$(0.25)	$(0.52)	$(1.98)	$(8.29)
Average Number of Common Shares
Basic	567.3	546.4	553.4	545.7
Diluted	567.3	546.4	553.4	545.7

Summary Income Statements (Unaudited; in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Operating Revenues
Crude Oil and Condensate	$1,366,223	$1,040,470	$4,317,341	$4,934,562
Natural Gas Liquids	137,849	96,521	437,250	407,658
Natural Gas	215,373	217,381	742,152	1,061,038
Gains (Losses) on Mark-to-Market Commodity Derivative Contracts	(65,787)	4,970	(99,608)	61,924
Gathering, Processing and Marketing	614,594	432,292	1,966,259	2,253,135
Gains (Losses) on Asset Dispositions, Net	104,034	(3,656)	205,835	(8,798)
Other, Net	29,753	8,783	81,403	47,909
Total	2,402,039	1,796,761	7,650,632	8,757,428
Operating Expenses
Lease and Well	241,846	247,916	927,452	1,182,282
Transportation Costs	193,319	207,580	764,106	849,319
Gathering and Processing Costs	32,516	39,653	122,901	146,156
Exploration Costs	39,110	34,946	124,953	149,494
Dry Hole Costs	193	429	10,657	14,746
Impairments	297,946	168,171	620,267	6,613,546
Marketing Costs	634,248	461,848	2,007,635	2,385,982
Depreciation, Depletion and Amortization	862,524	769,457	3,553,417	3,313,644
General and Administrative	102,182	109,014	394,815	366,594
Taxes Other Than Income	103,642	87,500	349,710	421,744
Total	2,507,526	2,126,514	8,875,913	15,443,507

Operating Loss	(105,487)	(329,753)	(1,225,281)	(6,686,079)

Other (Expense) Income, Net	(17,198)	(6,080)	(50,543)	1,916

Loss Before Interest Expense and Income Taxes	(122,685)	(335,833)	(1,275,824)	(6,684,163)

Interest Expense, Net	71,325	62,993	281,681	237,393

Loss Before Income Taxes	(194,010)	(398,826)	(1,557,505)	(6,921,556)

Income Tax Benefit	(51,658)	(114,530)	(460,819)	(2,397,041)

Net Loss	$(142,352)	$(284,296)	$(1,096,686)	$(4,524,515)

Dividends Declared per Common Share	$0.1675	$0.1675	$0.6700	$0.6700

EOG RESOURCES, INC. Operating Highlights (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Wellhead Volumes and Prices
Crude Oil and Condensate Volumes (MBbld) (A)
United States	306.0	279.9	278.3	283.3
Trinidad	0.9	0.9	0.8	0.9
Other International (B)	4.8	0.2	3.4	0.2
Total	311.7	281.0	282.5	284.4

Average Crude Oil and Condensate Prices ($/Bbl) (C)
United States	$47.93	$40.34	$41.84	$47.55
Trinidad	40.04	32.38	33.76	39.51
Other International (B)	38.96	53.28	36.72	57.32
Composite	47.76	40.32	41.76	47.53

Natural Gas Liquids Volumes (MBbld) (A)
United States	80.9	79.1	81.6	76.9
Other International (B)	—	—	—	0.1
Total	80.9	79.1	81.6	77.0

Average Natural Gas Liquids Prices ($/Bbl) (C)
United States	$18.51	$13.25	$14.63	$14.50
Other International (B)	—	—	—	4.61
Composite	18.51	13.25	14.63	14.49

Natural Gas Volumes (MMcfd) (A)
United States	800	860	810	886
Trinidad	323	370	340	349
Other International (B)	22	27	25	30
Total	1,145	1,257	1,175	1,265

Average Natural Gas Prices ($/Mcf) (C)
United States	$2.05	$1.44	$1.60	$1.97
Trinidad	1.89	2.57	1.88	2.89
Other International (B)	3.85	6.51	3.64	5.05
Composite	2.04	1.88	1.73	2.30

Crude Oil Equivalent Volumes (MBoed) (D)
United States	520.3	502.2	494.9	507.9
Trinidad	54.6	62.7	57.5	59.1
Other International (B)	8.6	4.6	7.6	5.2
Total	583.5	569.5	560.0	572.2

Total MMBoe (D)	53.7	52.4	205.0	208.9

(A)	Thousand barrels per day or million cubic feet per day, as applicable.

(B)	Other International includes EOG's United Kingdom, China, Canada and Argentina operations. The Argentina operations were sold in the third quarter of 2016.

(C)	Dollars per barrel or per thousand cubic feet, as applicable. Excludes the impact of financial commodity derivative instruments.

(D)
Thousand barrels of oil equivalent per day or million barrels of oil equivalent, as applicable; includes crude oil and condensate, natural gas liquids and natural gas. Crude oil equivalent volumes are determined using a ratio of 1.0 barrel of crude oil and condensate or natural gas liquids to 6.0 thousand cubic feet of natural gas. MMBoe is calculated by multiplying the MBoed amount by the number of days in the period and then dividing that amount by one thousand.

EOG RESOURCES, INC. Summary Balance Sheets (Unaudited; in thousands, except share data)

	December 31,	December 31,
	2016	2015
ASSETS
Current Assets
Cash and Cash Equivalents	$1,599,895	$718,506
Accounts Receivable, Net	1,216,320	930,610
Inventories	350,017	598,935
Income Taxes Receivable	12,305	40,704
Deferred Income Taxes	169,387	147,812
Other	206,679	155,677
Total	3,554,603	2,592,244

Property, Plant and Equipment
Oil and Gas Properties (Successful Efforts Method)	49,592,091	50,613,241
Other Property, Plant and Equipment	4,008,564	3,986,610
Total Property, Plant and Equipment	53,600,655	54,599,851
Less: Accumulated Depreciation, Depletion and Amortization	(27,893,577)	(30,389,130)
Total Property, Plant and Equipment, Net	25,707,078	24,210,721
Other Assets	197,752	167,505
Total Assets	$29,459,433	$26,970,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$1,511,826	$1,471,953
Accrued Taxes Payable	118,411	93,618
Dividends Payable	96,120	91,546
Liabilities from Price Risk Management Activities	61,817	—
Current Portion of Long-Term Debt	6,579	6,579
Other	232,538	155,591
Total	2,027,291	1,819,287

Long-Term Debt	6,979,779	6,648,911
Other Liabilities	1,282,142	971,335
Deferred Income Taxes	5,188,640	4,587,902
Commitments and Contingencies

Stockholders' Equity
Common Stock, $0.01 Par, 640,000,000 Shares Authorized and 576,950,272 Shares and 550,150,823 Shares Issued at December 31, 2016 and 2015, respectively	205,770	205,502
Additional Paid in Capital	5,420,385	2,923,461
Accumulated Other Comprehensive Loss	(19,010)	(33,338)
Retained Earnings	8,398,118	9,870,816
Common Stock Held in Treasury, 250,155 Shares and 292,179 Shares at December 31, 2016 and 2015, respectively	(23,682)	(23,406)
Total Stockholders' Equity	13,981,581	12,943,035
Total Liabilities and Stockholders' Equity	$29,459,433	$26,970,470

EOG RESOURCES, INC. Summary Statements of Cash Flows (Unaudited; in thousands)
	Twelve Months Ended
	December 31,
	2016	2015
Cash Flows from Operating Activities
Reconciliation of Net Loss to Net Cash Provided by Operating Activities:
Net Loss	$(1,096,686)	$(4,524,515)
Items Not Requiring (Providing) Cash
Depreciation, Depletion and Amortization	3,553,417	3,313,644
Impairments	620,267	6,613,546
Stock-Based Compensation Expenses	128,090	130,577
Deferred Income Taxes	(515,206)	(2,482,307)
(Gains) Losses on Asset Dispositions, Net	(205,835)	8,798
Other, Net	61,690	11,896
Dry Hole Costs	10,657	14,746
Mark-to-Market Commodity Derivative Contracts
Total Losses (Gains)	99,608	(61,924)
Net Cash (Payments for) Received from Settlements of Commodity Derivative Contracts	(22,219)	730,114
Excess Tax Benefits from Stock-Based Compensation	(29,357)	(26,058)
Other, Net	10,971	12,532
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	(232,799)	641,412
Inventories	170,694	58,450
Accounts Payable	(74,048)	(1,409,197)
Accrued Taxes Payable	92,782	11,798
Other Assets	(40,636)	118,143
Other Liabilities	(16,225)	(66,257)
Changes in Components of Working Capital Associated with Investing and Financing Activities	(156,102)	499,767
Net Cash Provided by Operating Activities	2,359,063	3,595,165

Investing Cash Flows
Additions to Oil and Gas Properties	(2,489,756)	(4,725,150)
Additions to Other Property, Plant and Equipment	(93,039)	(288,013)
Proceeds from Sales of Assets	1,119,215	192,807
Net Cash Received from Yates Acquisition	54,534	—
Changes in Components of Working Capital Associated with Investing Activities	156,102	(499,900)
Net Cash Used in Investing Activities	(1,252,944)	(5,320,256)

Financing Cash Flows
Net Commercial Paper (Repayments) Borrowings	(259,718)	259,718
Long-Term Debt Borrowings	991,097	990,225
Long-Term Debt Repayments	(563,829)	(500,000)
Dividends Paid	(372,845)	(367,005)
Excess Tax Benefits from Stock-Based Compensation	29,357	26,058
Treasury Stock Purchased	(82,125)	(48,791)
Proceeds from Stock Options Exercised and Employee Stock Purchase Plan	23,296	22,690
Debt Issuance Costs	(1,602)	(5,951)
Repayment of Capital Lease Obligation	(6,353)	(6,156)
Other, Net	—	133
Net Cash (Used in) Provided by Financing Activities	(242,722)	370,921

Effect of Exchange Rate Changes on Cash	17,992	(14,537)

Increase (Decrease) in Cash and Cash Equivalents	881,389	(1,368,707)
Cash and Cash Equivalents at Beginning of Period	718,506	2,087,213
Cash and Cash Equivalents at End of Period	$1,599,895	$718,506

EOG RESOURCES, INC. Quantitative Reconciliation of Adjusted Net Income (Loss) (Non-GAAP) To Net Loss (GAAP) (Unaudited; in thousands, except per share data)

The following chart adjusts the three-month and twelve-month periods ended December 31, 2016 and 2015 reported Net Loss (GAAP) to reflect actual net cash received from (payments for) settlements of commodity derivative contracts by eliminating the unrealized mark-to-market (gains) losses from these transactions, to eliminate the net (gains) losses on asset dispositions in 2016 and 2015, to add back impairment charges related to certain of EOG's assets in 2016 and 2015, to add back an early leasehold termination payment as the result of a legal settlement in 2015, to eliminate the impact of the Texas margin tax rate reduction in 2015, to add back severance costs associated with EOG's North American operations in 2015, to eliminate the impact of the Trinidad tax settlement in 2016, to add back certain voluntary retirement expense in 2016, and to add back acquisition costs and state apportionment change related to the Yates transaction in 2016. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings to match hedge realizations to production settlement months and make certain other adjustments to exclude non-recurring items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	Three Months Ended				Three Months Ended
	December 31, 2016				December 31, 2015

	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share
Reported Net Loss (GAAP)	$(194,010)	$51,658	$(142,352)	$(0.25)	$(398,826)	$114,530	$(284,296)	$(0.52)
Adjustments:
(Gains) Losses on Mark-to-Market Commodity Derivative Contracts	65,787	(23,583)	42,204	0.07	(4,970)	1,772	(3,198)	(0.01)
Net Cash Received from Settlements of Commodity Derivative Contracts	—	29	29	—	69,093	(24,632)	44,461	0.08
Add: Net (Gains) Losses on Asset Dispositions	(104,034)	36,856	(67,178)	(0.12)	3,656	(735)	2,921	0.01
Add: Impairments	217,839	(76,728)	141,111	0.25	94,484	(16,335)	78,149	0.15
Add: Legal Settlement - Early Leasehold Termination	—	—	—	—	19,355	(6,900)	12,455	0.02
Add: Voluntary Retirement Expense	—	(57)	(57)	—	—	—	—	—
Add: Acquisition - State Apportionment Change	—	16,424	16,424	0.03	—	—	—	—
Add: Acquisition Costs	2,173	955	3,128	0.01	—	—	—	—
Adjustments to Net Income (Loss)	181,765	(46,104)	135,661	0.24	181,618	(46,830)	134,788	0.25

Adjusted Net Income (Loss) (Non-GAAP)	$(12,245)	$5,554	$(6,691)	$(0.01)	$(217,208)	$67,700	$(149,508)	$(0.27)

Average Number of Common Shares (GAAP)
Basic				567,337				546,432
Diluted				567,337				546,432

Average Number of Common Shares (Non-GAAP)
Basic				567,337				546,432
Diluted				567,337				546,432

	Twelve Months Ended				Twelve Months Ended
	December 31, 2016				December 31, 2015

	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share	Before Tax	Income Tax Impact	After Tax	Diluted Earnings per Share
Reported Net Loss (GAAP)	$(1,557,505)	$460,819	$(1,096,686)	$(1.98)	$(6,921,556)	$2,397,041	$(4,524,515)	$(8.29)
Adjustments:
(Gains) Losses on Mark-to-Market Commodity Derivative Contracts	99,608	(35,640)	63,968	0.12	(61,924)	22,076	(39,848)	(0.07)
Net Cash Received from (Payments for) Settlements of Commodity Derivative Contracts	(22,219)	7,950	(14,269)	(0.03)	730,114	(260,286)	469,828	0.86
Add: Net (Gains) Losses on Asset Dispositions	(205,835)	61,491	(144,344)	(0.26)	8,798	(4,183)	4,615	0.01
Add: Impairments	320,617	(113,368)	207,249	0.37	6,307,592	(2,182,220)	4,125,372	7.56
Add: Legal Settlement - Early Leasehold Termination	—	—	—	—	19,355	(6,900)	12,455	0.02
Less: Texas Margin Tax Rate Reduction	—	—	—	—	—	(19,500)	(19,500)	(0.04)
Add: Severance Costs	—	—	—	—	8,505	(3,032)	5,473	0.01
Add: Trinidad Tax Settlement	—	43,000	43,000	0.08	—	—	—	—
Add: Voluntary Retirement Expense	42,054	(15,047)	27,007	0.05	—	—	—	—
Add: Acquisition - State Apportionment Change	—	16,424	16,424	0.03	—	—	—	—
Add: Acquisition Costs	5,100	(88)	5,012	0.01	—	—	—	—
Adjustments to Net Income (Loss)	239,325	(35,278)	204,047	0.37	7,012,440	(2,454,045)	4,558,395	8.35

Adjusted Net Income (Loss) (Non-GAAP)	$(1,318,180)	$425,541	$(892,639)	$(1.61)	$90,884	$(57,004)	$33,880	$0.06

Average Number of Common Shares (GAAP)
Basic				553,384				545,697
Diluted				553,384				545,697

Average Number of Common Shares (Non-GAAP)
Basic				553,384				545,697
Diluted				553,384				549,610

EOG RESOURCES, INC. Quantitative Reconciliation of Discretionary Cash Flow (Non-GAAP) To Net Cash Provided by Operating Activities (GAAP) (Unaudited; in thousands)

The following chart reconciles the three-month and twelve-month periods ended December 31, 2016 and 2015 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Excess Tax Benefits from Stock-Based Compensation, Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities. EOG management uses this information for comparative purposes within the industry.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net Cash Provided by Operating Activities (GAAP)	$804,745	$615,813	$2,359,063	$3,595,165

Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	33,931	28,758	104,199	124,011
Excess Tax Benefits from Stock-Based Compensation	7,286	1,839	29,357	26,058
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	220,939	(193,101)	232,799	(641,412)
Inventories	(33,131)	(31,443)	(170,694)	(58,450)
Accounts Payable	(127,165)	98,986	74,048	1,409,197
Accrued Taxes Payable	21,214	65,777	(92,782)	(11,798)
Other Assets	28,110	28,822	40,636	(118,143)
Other Liabilities	53,024	50,574	16,225	66,257
Changes in Components of Working Capital Associated with Investing and Financing Activities	36,342	19,436	156,102	(499,767)

Discretionary Cash Flow (Non-GAAP)	$1,045,295	$685,461	$2,748,953	$3,891,118

Discretionary Cash Flow (Non-GAAP) - Percentage Increase/Decrease	52%		-29%

EOG RESOURCES, INC.
Quantitative Reconciliation of Adjusted Earnings Before Interest Expense,
Income Taxes, Depreciation, Depletion and Amortization, Exploration Costs,
Dry Hole Costs, Impairments and Additional Items (Adjusted EBITDAX)
(Non-GAAP) to Net Loss (GAAP)
(Unaudited; in thousands)

The following chart adjusts the three-month and twelve-month periods ended December 31, 2016 and 2015 reported Net Loss (GAAP) to Earnings Before Interest Expense, Income Taxes (Income Tax Benefit), Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments (EBITDAX) (Non-GAAP) and further adjusts such amount to reflect actual net cash received from (payments for) settlements of commodity derivative contracts by eliminating the unrealized mark-to-market (MTM) (gains) losses from these transactions and to eliminate the net (gains) losses on asset dispositions. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported Net Income (Loss) (GAAP) to add back Interest Expense, Income Taxes (Income Tax Benefit), Depreciation, Depletion and Amortization, Exploration Costs, Dry Hole Costs and Impairments and further adjust such amount to match realizations to production settlement months and make certain other adjustments to exclude non-recurring and certain other items. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net Loss (GAAP)	$(142,352)	$(284,296)	$(1,096,686)	$(4,524,515)

Adjustments:
Interest Expense, Net	71,325	62,993	281,681	237,393
Income Tax Benefit	(51,658)	(114,530)	(460,819)	(2,397,041)
Depreciation, Depletion and Amortization	862,524	769,457	3,553,417	3,313,644
Exploration Costs	39,110	34,946	124,953	149,494
Dry Hole Costs	193	429	10,657	14,746
Impairments	297,946	168,171	620,267	6,613,546
EBITDAX (Non-GAAP)	1,077,088	637,170	3,033,470	3,407,267
Total (Gains) Losses on MTM Commodity Derivative Contracts	65,787	(4,970)	99,608	(61,924)
Net Cash Received from (Payments for)Settlements of Commodity Derivative Contracts	—	69,093	(22,219)	730,114
(Gains) Losses on Asset Dispositions, Net	(104,034)	3,656	(205,835)	8,798

Adjusted EBITDAX (Non-GAAP)	$1,038,841	$704,949	$2,905,024	$4,084,255

Adjusted EBITDAX (Non-GAAP) - Percentage Increase/Decrease	47%		-29%

EOG RESOURCES, INC.
Quantitative Reconciliation of Net Debt (Non-GAAP) and Total
Capitalization (Non-GAAP) as Used in the Calculation of
The Net Debt-to-Total Capitalization Ratio (Non-GAAP) to
Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP)
(Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	At	At
	December 31,	December 31,
	2016	2015

Total Stockholders' Equity - (a)	$13,982	$12,943

Current and Long-Term Debt (GAAP) - (b)	6,986	6,655
Less: Cash	(1,600)	(719)
Net Debt (Non-GAAP) - (c)	5,386	5,936

Total Capitalization (GAAP) - (a) + (b)	$20,968	$19,598

Total Capitalization (Non-GAAP) - (a) + (c)	$19,368	$18,879

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	33%	34%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	28%	31%

EOG RESOURCES, INC.
Reserves Supplemental Data
(Unaudited)

2016 NET PROVED RESERVES RECONCILIATION SUMMARY
	United States	Trinidad	Other International	Total
CRUDE OIL & CONDENSATE (MMBbl)
Beginning Reserves	1,087.9	1.1	8.6	1,097.6
Revisions	42.0	—	0.9	42.9
Purchases in place	25.8	—	—	25.8
Extensions, discoveries and other additions	123.4	—	—	123.4
Sales in place	(8.7)	—	—	(8.7)
Production	(101.9)	(0.3)	(1.2)	(103.4)
Ending Reserves	1,168.5	0.8	8.3	1,177.6

NATURAL GAS LIQUIDS (MMBbl)
Beginning Reserves	382.9	—	—	382.9
Revisions	53.7	—	—	53.7
Purchases in place	1.3	—	—	1.3
Extensions, discoveries and other additions	41.9	—	—	41.9
Sales in place	(33.5)	—	—	(33.5)
Production	(29.9)	—	—	(29.9)
Ending Reserves	416.4	—	—	416.4

NATURAL GAS (Bcf)
Beginning Reserves	3,489.8	316.6	19.5	3,825.9
Revisions	298.4	29.5	5.2	333.1
Purchases in place	91.5	—	—	91.5
Extensions, discoveries and other additions	202.1	59.9	—	262.0
Sales in place	(752.0)	—	—	(752.0)
Production	(308.6)	(125.1)	(8.9)	(442.6)
Ending Reserves	3,021.2	280.9	15.8	3,317.9

OIL EQUIVALANTS (MMBoe)
Beginning Reserves	2,052.3	53.8	12.0	2,118.1
Revisions	145.5	5.0	1.7	152.2
Purchases in place	42.3	—	—	42.3
Extensions, discoveries and other additions	199.0	10.0	—	209.0
Sales in place	(167.6)	—	—	(167.6)
Production	(183.2)	(21.1)	(2.8)	(207.1)
Ending Reserves	2,088.3	47.7	10.9	2,146.9

Net Proved Developed Reserves (MMBoe)
At December 21, 2015	1,018.5	50.7	3.3	1,072.5
At December 31, 2016	1,038.5	44.5	10.9	1,093.9

2016 EXPLORATION AND DEVELOPMENT EXPENDITURES ($ Millions)
	United States	Trinidad	Other International	Total

Acquisition Cost of Unproved Properties	$3,216.6	$—	$—	$3,216.6
Exploration Costs	156.3	2.7	6.8	165.8
Development Costs	2,228.0	75.4	30.3	2,333.7
Total Drilling	5,600.9	78.1	37.1	5,716.1
Acquisition Cost of Proved Properties	749.0	—	—	749.0
Total Exploration & Development Expenditures	6,349.9	78.1	37.1	6,465.1
Gathering, Processing and Other	108.6	—	0.2	108.8
Asset Retirement Costs	24.7	(3.2)	(41.4)	(19.9)
Total Expenditures	6,483.2	74.9	(4.1)	6,554.0
Proceeds from Sales in Place	(1,109.4)	—	(9.2)	(1,118.6)
Net Expenditures	$5,373.8	$74.9	$(13.3)	$5,435.4

RESERVE REPLACEMENT COSTS ($ / Boe) *
All-in Total, Net of Revisions	$6.50	$5.21	$21.82	$6.52
All-in Total, Excluding Revisions Due to Price	$5.14	$6.05	$21.82	$5.22

RESERVE REPLACEMENT *
Drilling Only	109%	47%	0%	101%
All-in Total, Net of Revisions & Dispositions	120%	71%	61%	114%
All-in Total, Excluding Revisions Due to Price	176%	61%	61%	163%
All-in Total, Liquids	187%	0%	75%	185%

* See attached reconciliation schedule for calculation methodology

EOG RESOURCES, INC.
Quantitative Reconciliation of Total Exploration and Development Expenditures (Non-GAAP)
As Used in the Calculation of Reserve Replacement Costs ($ / BOE)
To Total Costs Incurred in Exploration and Development Activities (GAAP)
(Unaudited; in millions, except ratio information)

The following chart reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Total Exploration and Development Expenditures (Non-GAAP), as used in the calculation of Reserve Replacement Costs per Boe. There are numerous ways that industry participants present Reserve Replacement Costs, including an “All-In” calculation, which reflects total exploration and development expenditures divided by total net proved reserve additions from all sources. Combined with Reserve Replacement, these statistics provide management and investors with an indication of the results of the current year capital investment program. Reserve Replacement Cost statistics are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry. Please note that the actual cost of adding reserves will vary from the reported statistics due to timing differences in reserve bookings and capital expenditures. Accordingly, some analysts use three or five year averages of reported statistics, while others prefer to estimate future costs. EOG has not included future capital costs to develop proved undeveloped reserves in exploration and development expenditures.

For the Twelve Months Ended December 31, 2016
	United States	Trinidad	Other International	Total
Total Costs Incurred in Exploration and Development Activities (GAAP)	$6,374.6	$74.9	$(4.3)	$6,445.2
Less: Asset Retirement Costs	(24.7)	3.2	41.4	19.9
Non-Cash Acquisition Costs of Unproved Properties	(3,101.8)	—	—	(3,101.8)
Non-Cash Acquisition Cost of Proved Properties	(732.3)	—	—	(732.3)
Total Exploration & Development Expenditures (Non-GAAP) (a)	$2,515.8	$78.1	$37.1	$2,631.0

Total Expenditures (GAAP)	$6,483.2	$74.9	$(4.1)	$6,554.0
Less: Asset Retirement Costs	(24.7)	3.2	41.4	19.9
Non-Cash Acquisition Costs of Unproved Properties	(3,101.8)	—	—	(3,101.8)
Non-Cash Acquisition Costs of Proved Properties	(732.3)	—	—	(732.3)
Non-Cash Acquisition Costs of Other Assets	(16.6)	—	—	(16.6)
Total Cash Expenditures (Non-GAAP)	$2,607.8	$78.1	$37.3	$2,723.2

Net Proved Reserve Additions From All Sources - Oil Equivalents (MMBoe)
Revisions due to price (b)	(102.8)	2.1	—	(100.7)
Revisions other than price	248.3	2.9	1.7	252.9
Purchases in place	42.3	—	—	42.3
Extensions, discoveries and other additions (c)	199.0	10.0	—	209.0
Total Proved Reserve Additions (d)	386.8	15.0	1.7	403.5
Sales in place	(167.6)	—	—	(167.6)
Net Proved Reserve Additions From All Sources (e)	219.2	15.0	1.7	235.9

Production (f)	183.2	21.1	2.8	207.1

RESERVE REPLACEMENT COSTS ($ / Boe)
All-in Total, Net of Revisions (a / d)	$6.50	$5.21	$21.82	$6.52
All-in Total, Excluding Revisions Due to Price (a / (d - b))	$5.14	$6.05	$21.82	$5.22

RESERVE REPLACEMENT
Drilling Only (c / f)	109%	47%	0%	101%
All-in Total, Net of Revisions & Dispositions (e / f)	120%	71%	61%	114%
All-in Total, Excluding Revisions Due to Price ((e - b) / f)	176%	61%	61%	163%

Net Proved Reserve Additions From All Sources - Liquids (MMBbl)
Revisions	95.7	—	0.9	96.6
Purchases in place	27.1	—	—	27.1
Extensions, discoveries and other additions (g)	165.3	—	—	165.3
Total Proved Reserve Additions	288.1	—	0.9	289.0
Sales in place	(42.2)	—	—	(42.2)
Net Proved Reserve Additions From All Sources (h)	245.9	—	0.9	246.8

Production (i)	131.8	0.3	1.2	133.3

RESERVE REPLACEMENT - LIQUIDS
Drilling Only (g / i)	125%	0%	0%	124%
All-in Total, Net of Revisions & Dispositions (h / i)	187%	0%	75%	185%

EOG RESOURCES, INC.
Quantitative Reconciliation of Drillbit Exploration and Development Expenditures (Non-GAAP)
As Used in the Calculation of Proved Developed Reserve Replacement Costs ($ / BOE)
To Total Costs incurred in Exploration and Development Activities (GAAP)
(Unaudited; in millions, except ratio data)

The following chart reconciles Total Costs Incurred in Exploration and Development Activities (GAAP) to Drillbit Exploration and Development Expenditures (Non-GAAP), as used in the calculation of Proved Developed Reserve Replacement Costs per Boe. These statistics provide management and investors with an indication of the results of the current year capital investment program. Reserve Replacement Cost statistics are widely recognized and reported by industry participants and are used by EOG management and other third parties for comparative purposes within the industry.

For the Twelve Months Ended December 31, 2016

PROVED DEVELOPED RESERVE REPLACEMENT COSTS ($ / Boe)
Total Costs Incurred in Exploration and Development Activities (GAAP)	$6,445.2
Less: Asset Retirement Costs	19.9
Acquisition Costs of Unproved Properties	(3,216.6)
Acquisition Cost of Proved Properties	(749.0)
Drillbit Exploration & Development Expenditures (Non-GAAP) (j)	$2,499.5

Total Proved Reserves - Extensions, discoveries and other additions (MMBoe)	209.0
Add: Conversion of proved undeveloped reserves to proved developed	149.2
Less: Proved undeveloped extensions and discoveries	(138.1)
Proved Developed Reserves - Extensions and discoveries (MMBoe)	220.1

Total Proved Reserves - Revisions (MMBoe)	152.2
Less: Proved Undeveloped Reserves - Revisions	(64.4)
Proved Developed - Revisions due to price	76.7
Proved Developed Reserves - Revisions other than price (MMBoe)	164.5

Proved Developed Reserves - Extensions and discoveries plus revisions other than price (MMBoe) (k)	384.6

Proved Developed Reserve Replacement Cost Excluding Revisions Due to Price ($ / Boe) (j / k)	$6.50

EOG RESOURCES, INC. Crude Oil and Natural Gas Financial Commodity Derivative Contracts

EOG accounts for financial commodity derivative contracts using the mark-to-market accounting method. Presented below is a comprehensive summary of EOG's crude oil price swap contracts through February 20, 2017, with notional volumes expressed in Bbld and prices expressed in $/Bbl.

Crude Oil Price Swap Contracts
	Volume (Bbld)	Weighted Average Price ($/Bbl)
2016
April 12, 2016 through April 30, 2016 (closed)	90,000	$42.30
May 1, 2016 through June 30, 2016 (closed)	128,000	42.56

2017
January 2017 (closed)	35,000	$50.04
February 1, 2017 through June 30, 2017	35,000	50.04

EOG has entered into crude oil collar contracts, which establish ceiling and floor prices for the sale of notional volumes of crude oil as specified in the collar contracts. The collars require that EOG pay the difference between the ceiling price and the average U.S. NYMEX West Texas Intermediate crude oil price for the contract month (Index Price) in the event the Index Price is above the ceiling price. The collars grant EOG the right to receive the difference between the floor price and the Index Price in the event the Index Price is below the floor price. Presented below is a comprehensive summary of EOG's crude oil collar contracts through February 20, 2017, with notional volumes expressed in Bbld and prices expressed in $/Bbl.

Crude Oil Collar Contracts
		Weighted Average Price ($/Bbl)
	Volume (Bbld)	Ceiling Price	Floor Price
2016
September 1, 2016 through December 31, 2016 (closed)	70,000	$54.25	$45.00

Presented below is a comprehensive summary of EOG's natural gas price swap contracts through February 20, 2017, with notional volumes expressed in MMBtud and prices expressed in $/MMBtu.

Natural Gas Price Swap Contracts
	Volume (MMBtud)	Weighted Average Price ($/MMBtu)
2016
March 1, 2016 through August 31, 2016 (closed)	60,000	$2.49

2017
March 1, 2017 through November 30, 2017	30,000	$3.10

2018
March 1, 2018 through November 30, 2018	35,000	$3.00

EOG has sold call options which establish a ceiling price for the sale of notional volumes of natural gas as specified in the call option contracts. The call options require that EOG pay the difference between the call option strike price and either the average or last business day NYMEX Henry Hub natural gas price for the contract month (Henry Hub Index Price) in the event the Henry Hub Index Price is above the call option strike price. In addition, EOG has purchased put options which establish a floor price for the sale of notional volumes of natural gas as specified in the put option contracts. The put options grant EOG the right to receive the difference between the put option strike price and the Henry Hub Index Price in the event the Henry Hub Index Price is below the put option strike price. Presented below is a comprehensive summary of EOG's natural gas call and put option contracts through February 20, 2017, with notional volumes expressed in MMBtud and prices expressed in $/MMbtu.

Natural Gas Option Contracts
	Call Options Sold		Put Options Purchased
	Volume (MMBtud)	Weighted Average Price ($/MMBtu)	Volume (MMBtud)	Weighted Average Price ($/MMBtu)
2016
September 2016 (closed)	56,250	$3.46	—	$—
October 1, 2016 through November 30, 2016 (closed)	106,250	3.48	—	—

2017
March 1, 2017 through November 30, 2017	213,750	$3.44	171,000	$2.92

2018
March 1, 2018 through November 30, 2018	120,000	$3.38	96,000	$2.94

EOG has also entered into natural gas collar contracts, which establish ceiling and floor prices for the sale of notional volumes of natural gas as specified in the collar contracts. The collars require that EOG pay the difference between the ceiling price and the Henry Hub Index Price in the event the Henry Hub Index Price is above the ceiling price. The collars grant EOG the right to receive the difference between the floor price and the Henry Hub Index Price in the event the Henry Hub Index Price is below the floor price. Presented below is a comprehensive summary of EOG's natural gas collar contracts through February 20, 2017, with notional volumes expressed in MMBtud and prices expressed in $/MMbtu.

Natural Gas Collar Contracts
		Weighted Average Price ($/MMBtu)
	Volume (MMBtud)	Ceiling Price	Floor Price
2017
March 1, 2017 through November 30, 2017	80,000	$3.69	$3.20

Definitions
Bbld	Barrels per day
$/Bbl	Dollars per barrel
MMBtud	Million British thermal units per day
$/MMBtu	Dollars per million British thermal units
NYMEX	New York Mercantile Exchange

EOG RESOURCES, INC.
Direct After-Tax Rate of Return (ATROR)

The calculation of our direct after-tax rate of return (ATROR) with respect to our capital expenditure program for a particular play or well is based on the estimated proved reserves ("net" to EOG’s interest) for all wells in such play or such well (as the case may be), the estimated net present value (NPV) of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct net costs incurred in drilling or acquiring (as the case may be) such wells or well (as the case may be). As such, our direct ATROR with respect to our capital expenditures for a particular play or well cannot be calculated from our consolidated financial statements.

Direct ATROR
Based on Cash Flow and Time Value of Money
- Estimated future commodity prices and operating costs
- Costs incurred to drill, complete and equip a well, including facilities
Excludes Indirect Capital
- Gathering and Processing and other Midstream
- Land, Seismic, Geological and Geophysical

Payback ~12 Months on 100% Direct ATROR Wells
First Five Years ~1/2 Estimated Ultimate Recovery Produced but ~3/4 of NPV Captured

Return on Equity / Return on Capital Employed
Based on GAAP Accrual Accounting
Includes All Indirect Capital and Growth Capital for Infrastructure
- Eagle Ford, Bakken, Permian Facilities
- Gathering and Processing
Includes Legacy Gas Capital and Capital from Mature Wells

EOG RESOURCES, INC.
Quantitative Reconciliation of After-Tax Net Interest Expense (Non-GAAP), Adjusted Net Income
(Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP) as used in the Calculations of
Return on Capital Employed (Non-GAAP) and Return on Equity (Non-GAAP) to Net Interest Expense (GAAP),
Net Income (Loss) (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP), Respectively
(Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Net Income (Loss) (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Adjusted Net Income (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) and Return on Equity (ROE) calculations. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Adjusted Net Income, Net Debt and Total Capitalization (Non-GAAP) in their ROCE and ROE calculations. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2016		2015		2014		2013
Return on Capital Employed (ROCE) (Non-GAAP)

Net Interest Expense (GAAP)	$282		$237		$201
Tax Benefit Imputed (based on 35%)	(99)		(83)		(70)
After-Tax Net Interest Expense (Non-GAAP) - (a)	$183		$154		$131

Net Income (Loss) (GAAP) - (b)	$(1,097)		$(4,525)		$2,915
Adjustments to Net Income (Loss), Net of Tax (See Accompanying Schedules)	204	(a)	4,559	(b)	(199)	(c)
Adjusted Net Income (Non-GAAP) - (c)	$(893)		$34		$2,716

Total Stockholders' Equity - (d)	$13,982		$12,943		$17,713		$15,418

Average Total Stockholders' Equity * - (e)	$13,463		$15,328		$16,566

Current and Long-Term Debt (GAAP) - (f)	$6,986		$6,655		$5,906		$5,909
Less: Cash	(1,600)		(719)		(2,087)		(1,318)
Net Debt (Non-GAAP) - (g)	$5,386		$5,936		$3,819		$4,591

Total Capitalization (GAAP) - (d) + (f)	$20,968		$19,598		$23,619		$21,327

Total Capitalization (Non-GAAP) - (d) + (g)	$19,368		$18,879		$21,532		$20,009

Average Total Capitalization (Non-GAAP) * - (h)	$19,124		$20,206		$20,771

ROCE (GAAP Net Income) - [(a) + (b)] / (h)	-4.8%		-21.6%		14.7%

ROCE (Non-GAAP Adjusted Net Income) - [(a) + (c)] / (h)	-3.7%		0.9%		13.7%

Return on Equity (ROE) (Non-GAAP)

ROE (GAAP Net Income) - (b) / (e)	-8.1%		-29.5%		17.6%

ROE (Non-GAAP Adjusted Net Income) - (c) / (e)	-6.6%		0.2%		16.4%

* Average for the current and immediately preceding year

Adjustments to Net Income (Loss) (GAAP)

(a) See below schedule for detail of adjustments to Net Income (Loss) (GAAP) in 2016:
	Year Ended December 31, 2016
	Before Tax	Income Tax Impact	After Tax
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	$77	$(28)	$49
Add: Impairments of Certain Assets	321	(113)	208
Less: Net Gains on Asset Dispositions	(206)	62	(144)
Add: Trinidad Tax Settlement	—	43	43
Add: Voluntary Retirement Expense	42	(15)	27
Add: Acquisition - State Apportionment Change	—	16	16
Add: Acquisition Costs	5	—	5
Total	$239	$(35)	$204

(b) See below schedule for detail of adjustments to Net Income (Loss) (GAAP) in 2015:
	Year Ended December 31, 2015
	Before Tax	Income Tax Impact	After Tax
Adjustments:
Add: Mark-to-Market Commodity Derivative Contracts Impact	$668	$(238)	$430
Add: Impairments of Certain Assets	6,308	(2,183)	4,125
Less: Texas Margin Tax Rate Reduction	—	(20)	(20)
Add: Legal Settlement - Early Leasehold Termination	19	(6)	13
Add: Severance Costs	9	(3)	6
Add: Net Losses on Asset Dispositions	9	(4)	5
Total	$7,013	$(2,454)	$4,559

(c) See below schedule for detail of adjustments to Net Income (Loss) (GAAP) in 2014:
	Year Ended December 31, 2014
	Before Tax	Income Tax Impact	After Tax
Adjustments:
Less: Mark-to-Market Commodity Derivative Contracts Impact	$(800)	$285	$(515)
Add: Impairments of Certain Assets	824	(271)	553
Less: Net Gains on Asset Dispositions	(508)	21	(487)
Add: Tax Expense Related to the Repatriation of Accumulated Foreign Earnings in Future Years	—	250	250
Total	$(484)	$285	$(199)

EOG RESOURCES, INC. First Quarter and Full Year 2017 Forecast and Benchmark Commodity Pricing

(a) First Quarter and Full Year 2017 Forecast

The forecast items for the first quarter and full year 2017 set forth below for EOG Resources, Inc. (EOG) are based on current available information and expectations as of the date of the accompanying press release. EOG undertakes no obligation, other than as required by applicable law, to update or revise this forecast, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise. This forecast, which should be read in conjunction with the accompanying press release and EOG's related Current Report on Form 8-K filing, replaces and supersedes any previously issued guidance or forecast.

(b) Benchmark Commodity Pricing

EOG bases United States and Trinidad crude oil and condensate price differentials upon the West Texas Intermediate crude oil price at Cushing, Oklahoma, using the simple average of the NYMEX settlement prices for each trading day within the applicable calendar month.

EOG bases United States natural gas price differentials upon the natural gas price at Henry Hub, Louisiana, using the simple average of the NYMEX settlement prices for the last three trading days of the applicable month.

	Estimated Ranges (Unaudited)
	1Q 2017			Full Year 2017
Daily Sales Volumes
Crude Oil and Condensate Volumes (MBbld)
United States	300.0	-	310.0	320.0	-	335.0
Trinidad	0.3	-	0.5	0.3	-	0.5
Other International	2.0	-	4.0	4.0	-	7.0
Total	302.3	-	314.5	324.3	-	342.5

Natural Gas Liquids Volumes (MBbld)
Total	72.0	-	78.0	72.0	-	82.0

Natural Gas Volumes (MMcfd)
United States	670	-	710	725	-	760
Trinidad	300	-	330	275	-	315
Other International	18	-	24	25	-	30
Total	988	-	1,064	1,025	-	1,105

Crude Oil Equivalent Volumes (MBoed)
United States	483.7	-	506.3	512.8	-	543.7
Trinidad	50.3	-	55.5	46.1	-	53.0
Other International	5.0	-	8.0	8.2	-	12.0
Total	539.0	-	569.8	567.1	-	608.7

		Estimated Ranges (Unaudited)
		1Q 2017			Full Year 2017
Operating Costs
Unit Costs ($/Boe)
Lease and Well		$4.60	-	$5.00	$4.30	-	$5.00
Transportation Costs		$3.40	-	$4.00	$3.10	-	$3.90
Depreciation, Depletion and Amortization		$15.80	-	$16.10	$15.50	-	$16.00

Expenses ($MM)
Exploration, Dry Hole and Impairment		$95	-	$125	$415	-	$465
General and Administrative		$90	-	$100	$365	-	$395
Gathering and Processing		$28	-	$30	$105	-	$125
Capitalized Interest		$7	-	$8	$25	-	$30
Net Interest		$69	-	$71	$273	-	$283

Taxes Other Than Income (% of Wellhead Revenue)		6.7%	-	7.1%	6.5%	-	6.9%

Income Taxes
Effective Rate		31%	-	36%	31%	-	36%
Current Taxes ($MM)		$30	-	$45	$130	-	$170

Capital Expenditures (Excluding Acquisitions, $MM)
Exploration and Development, Excluding Facilities					$3,000	-	$3,350
Exploration and Development Facilities					$475	-	$510
Gathering, Processing and Other					$225	-	$240

Pricing - (Refer to Benchmark Commodity Pricing in text)
Crude Oil and Condensate ($/Bbl)
Differentials
United States - above (below) WTI		$(2.00)	-	$(1.00)	$(2.50)	-	$(0.50)
Trinidad - above (below) WTI		$(9.75)	-	$(7.75)	$(9.50)	-	$(7.50)
Other International - above (below) WTI		$(10.00)	-	$(8.00)	$(3.00)	-	$0.00

Natural Gas Liquids
Realizations as % of WTI		31%	-	35%	31%	-	35%

Natural Gas ($/Mcf)
Differentials
United States - above (below) NYMEX Henry Hub		$(1.10)	-	$(0.70)	$(1.15)	-	$(0.65)

Realizations
Trinidad		$2.00	-	$2.40	$1.90	-	$2.50
Other International		$3.75	-	$4.25	$3.50	-	$4.50

Definitions
$/Bbl	U.S. Dollars per barrel
$/Boe	U.S. Dollars per barrel of oil equivalent
$/Mcf	U.S. Dollars per thousand cubic feet
$MM	U.S. Dollars in millions
MBbld	Thousand barrels per day
MBoed	Thousand barrels of oil equivalent per day
MMcfd	Million cubic feet per day
NYMEX	New York Mercantile Exchange
WTI	West Texas Intermediate